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                                                                     Exhibit 2.4


                        AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION


                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of August 13, 1997 by and among Rock of Ages Corporation, a Delaware corporation ("Rock of Ages"), Swenson Granite Company, Inc., a New Hampshire corporation and owner of 93% of the outstanding capital stock of Rock of Ages ("Swenson Granite"), and Kurt M. Swenson and Kevin C. Swenson, each of whom own 30.3% of the outstanding capital stock of Swenson Granite (collectively, the "Swenson Shareholders").

                  WHEREAS, the parties hereto desire to set forth the terms and conditions whereby Swenson Granite will merge (the "Merger") with and into Rock of Ages, with Rock of Ages as the surviving corporation (the "Surviving Corporation"), as part of a reorganization of Rock of Ages and Swenson Granite (the "Reorganization") in order to facilitate, and which will occur immediately prior to consummation of, an initial public offering by Rock of Ages of its Class A Common Stock, par value $.01 per share (the "IPO"); and

                  WHEREAS, as part of the Reorganization and immediately prior to the Effective Time (as defined herein) of the Merger, Swenson Granite will effect, through a series of transactions, a pro rata distribution to its shareholders of equity interests representing ownership of substantially all of the assets and business of Swenson Granite, other than Swenson Granite's stock interest in Rock of Ages (the "Distribution"); and

                  WHEREAS, the Board of Directors of each of Swenson Granite and Rock of Ages, and Swenson Granite, as a shareholder of Rock of Ages, has determined that the Merger is advisable and in the best interests of their respective corporations and shareholders; and

                  WHEREAS, the Swenson Shareholders hold shares of capital stock of Swenson Granite representing a majority of the voting power of all outstanding voting securities of Swenson Granite, and, accordingly, can approve this Agreement in their capacity as shareholders of Swenson Granite without the vote of any other Swenson Granite shareholder and can cause Swenson Granite to
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approve and adopt this Agreement in its capacity as a stockholder of Rock of
Ages without the vote of any other Rock of Ages stockholder;

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Swenson Granite shall merge with and into Rock of Ages in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the New Hampshire Business Corporation Act (the "NH Law"), the separate corporate existence of Swenson Granite shall cease and Rock of Ages shall continue as the Surviving Corporation.

                  Section 1.2 Consummation of the Merger. In order to effectuate the Merger, immediately upon satisfaction of all of the conditions set forth in Article VII hereof, Swenson Granite and Rock of Ages shall cause (i) a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and (ii) articles of merger ("Articles of Merger") to be filed with the Secretary of State of the State of New Hampshire, each in such form as required by, and executed in accordance with, the DGCL and NH Law, respectively. The Merger shall be effective as of the later of the time of the filing of the Certificate of Merger or Articles of Merger (the "Effective Time").

                  Section 1.3 Effects of Merger. The Merger shall have the effects provided for in Section 259 of the DGCL and Section 11.06 of the NH Law.

                  Section 1.4 Governing Documents. The Certificate of Incorporation of Rock of Ages, as in effect immediately prior the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment, and the By-Laws of Rock of Ages, as in effect immediately prior the Effective Time,



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shall be the By-Laws of the Surviving Corporation without change or amendment.

                  Section 1.5 Officers and Directors. The persons who are officers and directors of Rock of Ages immediately prior to the Effective Time shall, after the Effective Time, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Swenson Granite Shares. Subject to Sections 2.4 and 2.6, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each issued and outstanding share of common stock, par value $10.00 per share ("Swenson Granite Common Stock"), of Swenson Granite shall be changed and converted into 1,618.123 fully paid and nonassessable shares of Class B Common Stock, par value $.01 per share, of Rock of Ages ("Class B Common Stock"); provided, however, that in lieu of fractional shares of Class B Common Stock that would otherwise be issued, each such holder that would have been entitled to receive a fractional share of Class B Common Stock shall receive such whole number of shares of Class B Common Stock as is equal to the precise number of shares of Class B Common Stock to which such shareholder would be entitled, with a fractional interest of .5 or above rounded up to the nearest whole number and a fractional interest of less than .5 rounded down to the nearest whole number.

                  Section 2.2 Cancellation of Treasury Stock and Swenson Granite-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Swenson Granite, all shares of Swenson Granite Common Stock that are owned by Swenson Granite as treasury stock and all shares of Class B Common Stock owned by Swenson Granite shall be cancelled and retired and shall cease to exist, and no stock of Rock of Ages or other consideration shall be delivered in exchange therefor.



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                  Section 2.3 Missouri Red-Owned Stock. All shares of Class B
Common Stock owned by Missouri Red Quarries, Inc. shall be unaffected by the Merger and shall remain issued and outstanding.

                  Section 2.4 Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Swenson Granite Common Stock ("Swenson Granite Certificates"), other than Swenson Granite Certificates representing Dissenting Shares (as defined herein), shall be deemed for all purposes to evidence ownership of and to represent the shares of Class B Common Stock into which the shares of Swenson Granite Common Stock formerly represented by such Swenson Granite Certificates have been converted as herein provided. At and after the Effective Time, upon surrender to Rock of Ages of a Swenson Granite Certificate (other than Swenson Granite Certificates representing Dissenting Shares), together with a letter to Rock of Ages executed by the record holder setting forth representations of such holder substantially in the form set forth in Sections 5.2 - 5.6 hereof, the Surviving Corporation shall issue to the record holder of such Swenson Granite Certificate so surrendered, a certificate or certificates representing the shares of Class B Common Stock into which such holder's Swenson Granite Common Stock formerly represented by such Swenson Granite Certificate have been converted pursuant to Section 2.1 hereof.

                  Section 2.5 Closing of Stock Transfer Books. The stock transfer books of Swenson Granite shall be closed as of the Effective Time, and thereafter there shall be no further registration of transfers on the stock transfer books of Swenson Granite or the Surviving Corporation of the shares of Swenson Granite Common Stock which were outstanding immediately prior to such time. If, after the Effective Time, Swenson Granite Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in Section 2.4.

                  Section 2.6 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of Swenson Granite Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders of Swenson Granite who


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shall have not voted in favor of approval and adoption of this Agreement and the
Merger or consented thereto in writing and who shall have properly demanded in writing appraisal for such shares in accordance with Section 13.21 of the NH Law and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive shares of Class B Common Stock as provided herein. Such shareholders of Swenson Granite shall be entitled to receive payment of the appraised value of such shares of Swenson Granite Common Stock held by them in accordance with the provisions of Section 13.25 of NH Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Swenson Granite Common Stock under Section 13.21 of NH Law shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive, without interest, the shares of Class B Common Stock as provided herein upon surrender by such shareholder, in the manner provided in Section 2.4, of a Swenson Granite Certificate.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                  ROCK OF AGES

                  Rock of Ages represents and warrants as follows:

                  Section 3.1 Organization. Rock of Ages is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Section 3.2 Authority. (a) Rock of Ages has all requisite corporate power and authority to enter into this Agreement and any additional documents or instruments to be delivered hereunder on or prior to the Effective Time (the "Additional Documents"), to perform its obligations hereunder and thereunder and to consummate the Merger.

                           (b) The execution, delivery and performance by Rock
of Ages of this Agreement and the Additional Documents to which Rock of Ages is a party and the


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consummation by Rock of Ages of the Merger have been duly authorized by all requisite corporate action on the part of Rock of Ages, including without limitation, obtaining the requisite approval and adoption of this Agreement and the Merger by the shareholders of Rock of Ages.

                           (c)  This Agreement has been and, upon
execution thereof by Rock of Ages, the Additional Documents to which Rock of Ages is a party will be, duly and validly executed and delivered by Rock of Ages and constitutes or, in the case of the Additional Documents, will constitute, valid and binding obligations of Rock of Ages, enforceable against Rock of Ages in accordance with their respective terms.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF SWENSON GRANITE

                  Swenson Granite represents and warrants as follows:

                  Section 4.1 Organization. Swenson Granite is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

                  Section 4.2 Authority. (a) Swenson Granite has all requisite corporate power and authority to enter into this Agreement and any Additional Documents, to perform its obligations hereunder and thereunder and to consummate the Merger.

                           (b)  The execution, delivery and perfor-
mance by Swenson Granite of this Agreement and the Additional Documents to which Swenson Granite is a party and the consummation by Swenson Granite of the Merger have been duly authorized by all requisite corporate action on the part of Swenson Granite, except for the requisite approval and adoption of this Agreement and the Merger by the shareholders of Swenson Granite.

                           (c) This Agreement has been and, upon execution
thereof by Swenson Granite, the Additional Documents to which Swenson Granite is a party will be,


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duly and validly executed and delivered by Swenson Granite and constitutes or, in the case of the Additional Documents, will constitute, valid and binding obligations of Swenson Granite, enforceable against Swenson Granite in accordance with their respective terms.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF THE
                              SWENSON SHAREHOLDERS

                  Each Swenson Shareholder represents and warrants, solely with respect to such Swenson Shareholder, as follows:

                  Section 5.1 Authority. (a) Such Swenson Shareholder has the full legal right and power to enter into this Agreement and any Additional Documents and to perform his obligations hereunder and thereunder.

                           (b)This Agreement has been and, upon execution
thereof by such Swenson Shareholder, the Additional Documents to which such Swenson Shareholder is a party will be, duly and validly executed and delivered by such Swenson Shareholder and constitutes or, in the case of the Additional Documents, will constitute, valid and binding obligations of such Swenson Shareholder, enforceable against such Swenson Shareholder in accordance with their respective terms.

                  Section 5.2 Accredited Investor; Purchase for Investment. Such Swenson Shareholder (i) is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if such Swenson Shareholder is not such an accredited investor, such Swenson Shareholder has designated a "purchaser representative" within the meaning of Rule 501(h) of Regulation D under the Securities Act (the "Purchaser Representative"). The shares of Class B Common Stock to be issued to such Swenson Shareholder pursuant to the Merger (the "Shares") will be acquired by such Swenson Shareholder for investment only and not with a view to any public distribution thereof in violation of any of the requirements of the Securities Act or the rules and regulations thereunder.



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                  Section 5.3 Shares Not Registered; Legend. Such Swenson
Shareholder understands that the Shares have not been registered under the Securities Act in reliance upon exemptions contained in the Securities Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Securities Act; and that the certificates representing the Shares shall bear a legend to such effect.

                  Section 5.4 Rule 144. Such Swenson Shareholder understands that the Shares will be considered "restricted securities" within the meaning of Rule 144 under the Securities Act; that Rule 144 may not be available to exempt from the registration requirements of the Securities Act sales of such "restricted securities"; that if Rule 144 is available, sales may be made in reliance upon Rule 144 only in accordance with the terms and conditions of Rule 144, which among other things generally requires that the securities be held for at least one year and that sales be made in limited amounts (which amounts are subject to certain exceptions depending upon whether the seller is an "affiliate" within the meaning of Rule 144 and how long the securities have been held); and that, if an exemption for such sales is not available, registration of the Shares may be required, but that Rock of Ages is under no obligation to register the Shares or to facilitate compliance or to comply with any exemption.

                  Section 5.5 Sophistication. Such Swenson Shareholder has such knowledge and experience in financial and business matters that such Swenson Shareholder is capable of evaluating the merits and risks of such Swenson Shareholder's investment in the Shares or such Swenson Shareholder has been advised by a Purchaser Representative possessing such knowledge and experience; and such Swenson Shareholder understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Shares for an indefinite period of time, inasmuch as the Shares have not been, and may not in the foreseeable future be, registered under the Securities Act, and including the risk of the loss of such Swenson Shareholder's entire investment in the Shares).



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                  Section 5.6 Review. Such Swenson Shareholder and, if
applicable, his Purchaser Representative have been given the opportunity to ask questions of, and receive answers from, the principal officers of Rock of Ages concerning the business and financial affairs of Rock of Ages, and the terms and conditions of such Swenson Shareholder's acquisition of Shares; and such Swenson Shareholder and, if applicable, his Purchaser Representative have had further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information. Such Swenson Shareholder and, if applicable, his Purchaser Representative have relied on their own examination of Rock of Ages and the terms of the Class B Common Stock, including the merits and risks involved in making an investment in the Shares and such Swenson Shareholder acknowledges that no representations have been made to such Swenson Shareholder concerning the Shares. Such Swenson Shareholder acknowledges that he and, if applicable, his Purchaser Representative have had the opportunity to review such terms and agreements and the transactions contemplated hereby with such Swenson Shareholder's own legal counsel and tax and investment advisors. Such Swenson Shareholder is relying solely on such counsel and advisors (including, if applicable, such Swenson Shareholder's Purchaser Representative) for legal, tax and investment advice with respect to such terms, agreements and transactions.


                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

                  Section 6.1 Shareholders' Meetings. Swenson Granite shall, and the Swenson Shareholders shall cause Swenson Granite to, call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement. Swenson Granite will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and the Merger.

                  Section 6.2 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under


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applicable laws and regulations to consummate the Merger in accordance with the terms and conditions of this Agreement.

                  Section 6.3 Agreement to Vote Shares. Each of the Swenson Shareholders irrevocably agrees to vote such Swenson Shareholder's shares of Swenson Granite Common Stock in favor of adoption and approval of the Merger Agreement and the Merger at any meeting of the stockholders of Swenson Granite at which such matter is considered and at every adjournment thereof. Each Swenson Shareholder agrees to deliver to Rock of Ages (or a designee of Rock of Ages) upon request prior to any vote contemplated by the foregoing a proxy substantially in the form attached hereto as Exhibit A (a "Proxy"), which Proxy shall be irrevocable to the extent permitted under New Hampshire law, and Rock of Ages (or its designee, if applicable) irrevocably agrees to vote the shares of Swenson Granite Common Stock subject to each such Proxy in favor of adoption and approval of the Merger Agreement and the Merger.

                                   ARTICLE VII

                                   CONDITIONS

                  The respective obligations of Swenson Granite and Rock of Ages to consummate the Merger are subject to the satisfaction of the following conditions:

                  Section 7.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of Swenson Granite Common Stock entitled to cast a majority of the total number of votes entitled to be cast.

                  Section 7.2 Consummation of Distribution. The Distribution shall have been consummated.

                  Section 7.3 Initial Public Offering. All conditions to the closing of the IPO set forth in the Underwriting Agreement to be entered into among Rock of Ages, Raymond James & Associates, Inc. and certain selling stockholders of Rock of Ages (the "Underwriting Agreement"), shall have been satisfied or waived by the respective parties thereto, and the closing of the IPO shall be about to occur.


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                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Amendments; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, which amendment has been approved by a majority of the directors of each of Swenson Granite and Rock of Ages (excluding for this purpose the Swenson Shareholders who are such directors). Any provision hereof may be waived only by an instrument in writing signed by the party or parties entitled to the benefit of such provision and, in the case of such a waiver by Swenson Granite or Rock of Ages, respectively, only if such instrument has been approved by a majority of the directors of Swenson Granite or Rock of Ages, respectively (excluding for this purpose the Swenson Shareholders who are such directors).

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt to the parties at the respective addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice or other communication shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                           (a) if to Rock of Ages, to:

                                            772 Graniteville Road
                                            Graniteville, Vermont  05654
                                            Attention:  Kurt M. Swenson
                                            Telecopy:  (802) 476-3110

                           (b) if to Swenson Granite, to:

                                            369 North State Street
                                            Concord, New Hampshire  03301
                                            Attention:  President
                                            Telecopy:  (603) 225-4801



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                           (c)  if to either of the Swenson Share-
                                holders, to:

                                            c/o Kurt M. Swenson
                                            336 Putney Hill Road
                                            Hopkinton, New Hampshire  03229

                  Section 8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.4 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof), except to the extent NH Law applies to the Merger.



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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.

                                           ROCK OF AGES CORPORATION



                                           By /s/ George Anderson
                                             ------------------------------
                                             Name: George Anderson
                                             Title: Chief Financial Officer


                                           SWENSON GRANITE COMPANY, INC.


                                           By /s/ Kurt M. Swenson
                                             ------------------------------
                                             Name: Kurt M. Swenson
                                             Title: President


                                           SWENSON SHAREHOLDERS:


                                            /s/ Kurt M. Swenson
                                             ------------------------------
                                                Kurt M. Swenson


                                            /s/ Kevin C. Swenson
                                             ------------------------------
                                                Kevin C. Swenson





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                                                                      EXHIBIT A

                                  FORM OF PROXY

                  The undersigned, for consideration received, hereby appoints [Rock of Ages Corporation, a Delaware corporation ("Rock of Ages")][designee of Rock of Ages], his proxy to vote all shares of Common Stock, par value $10.00 per share, of Swenson Granite Company, Inc., a New Hampshire corporation (the "Company"), owned by the undersigned and which the undersigned is entitled vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of August , 1997 (the "Merger Agreement"), by and among Rock of Ages, the Company and Kurt M. Swenson and Kevin C. Swenson, providing for the merger (the "Merger") of the Company with and into Rock of Ages, FOR such proposal. This proxy is coupled with an interest and revokes all prior proxies granted by the undersigned, is irrevocable.

                                        Dated ____________________, 1997



                                        ----------------------------------
                                        (Signature of Swenson Shareholder)